Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of Wix.com Ltd. of our report dated May 29, 2013 (except for Note 8 and Note 13 as to which the date is October 22, 2013), which is included in the Registration Statement on Form F-1 (File No. 333- 191508) and related Prospectus of Wix.com Ltd.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer
November 6, 2013	Kost Forer Gabbay & Kasierer
A Member of Ernst & Young Global